Exhibit (e)(1)(u)

SCHEDULE A

(to the Amended and Restated Distribution Agreement between Pacific Funds1

And Pacific Select Distributors dated January 1, 2007)

Fund Name	Share Class(es)
Pacific FundsSM Portfolio Optimization Conservative	A, B, C, R, Advisor
Pacific FundsSM Portfolio Optimization Moderate-Conservative	A, B, C, R, Advisor
Pacific FundsSM Portfolio Optimization Moderate	A, B, C, R, Advisor
Pacific FundsSM Portfolio Optimization Growth (formerly known as PL Portfolio Optimization Moderate-Aggressive Fund)	A, B, C, R, Advisor
Pacific FundsSM Portfolio Optimization Aggressive-Growth Fund (formerly known as PL Portfolio Optimization Aggressive Fund)	A, B, C, R, Advisor

Pacific FundsSM Core Income (formerly known as PL Income Fund)	A, C, I, Advisor
Pacific FundsSM Floating Rate Income	A, C, I, Advisor, P
Pacific FundsSM High Income	A, C, I, Advisor, P
Pacific FundsSM Short Duration Income	A, C, I, Advisor
Pacific FundsSM Strategic Income	A, C, I, Advisor
Pacific FundsSM Limited Duration High Income	A,C, I, Advisor
Pacific FundsSM Diversified Alternatives	A, C, Advisor

PF Floating Rate Loan Fund	P
PF Small-Cap Value Fund	P
PF Main Street® Core Fund	P
PF Emerging Markets Fund	P
PF Small-Cap Growth Fund	P
PF International Value Fund	P
PF Large-Cap Value Fund	P
PF Short Duration Bond Fund	P
PF Growth Fund	P
PF Mid-Cap Equity Fund	P
PF Large-Cap Growth Fund	P
PF International Large-Cap Fund	P
PF International Small-Cap	P
PF Managed Bond Fund	P
PF Inflation Managed Fund	P
PF Comstock Fund	P
PF Mid-Cap Growth Fund	P
PF Real Estate Fund	P
PF Emerging Markets Debt Fund	P
PF Currency Strategies Fund	P
PF Global Absolute Return Fund	P
PF Precious Metals Fund	P

1 Formerly known as Pacific Life Funds. Name change effective 12/31/2014.

Effective: December 31, 2014

AGREED TO AND ACCEPTED BY:

PACIFIC FUNDS

By:	/s/ Howard T. Hirakawa	By:	/s/ Jane M Guon
	Name: Howard T. Hirakawa		Name: Jane M Guon
	Title: Vice President		Title: Secretary

PACIFIC SELECT DISTRIBUTORS, INC.

By:	/s/ Adrian S. Griggs	By:	/s/ Jane M Guon
	Name: Adrian S. Griggs		Name: Jane M Guon
	Title: CEO		Title: Secretary